CAPITOL SERIES TRUST

CERTIFICATE OF BORROWER

re: Hedeker Strategic Appreciation Fund $5,000,000 Financing

From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of Capitol Series Trust, a Ohio business trust (the “Borrower”), and the undersigned does hereby further certify as follows:

1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Ohio.

2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.

3.	The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature

Matthew J. Miller	President

Matthew Beck	Secretary

4.	Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.

6.	The Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Ohio.

7.	Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 12 day of August, 2019.

Matthew Beck, Secretary

The undersigned does hereby certify that he is the President of the Borrower, and does further certify that the signatory above is the Secretary of the Borrower, and that the signature set forth above is his true and customary signature.

Matthew J. Miller, President

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AMENDMENT No. 1

TO

REVOLVING CREDIT AGREEMENT

between

CAPITOL SERIES TRUST,

on behalf and for the benefit of each of its series

and

THE HUNTINGTON NATIONAL BANK

Dated as of August 12, 2019

AMENDMENT NO. 1

TO

REVOLVING CREDIT AGREEMENT

This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of the [12] day of August, 2019 by and between CAPITOL SERIES TRUST, a Ohio business trust (the “Borrower”), executing this Amendment on behalf of itself, and, if applicable, on behalf and for the benefit of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).

WHEREAS, the Borrower is an open-end or closed-end registered investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Borrower and Bank have previously entered into an Revolving Credit Agreement dated as of March 15, 2019, (as said Revolving Credit Agreement may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, for the benefit of certain of its investment series, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and

WHEREAS, the Borrower wishes to reduce the Loan Amount to $5,00,000 and use the Loans to provide liquidity to the Funds.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:

Section 1            Amendments

(a)        Effective as of the date of this Amendment, the following definitions are added to Section 1.1 of the Agreement:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

(b)        Effective as of the date of this Amendment, the following definition in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

“LIBO Rate” shall mean the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars in the London interbank market for the related LIBO Rate Interest Period, as determined by Bank in its discretion based upon reference to information which appears on page LIBOR0l, captioned ICE Benchmark Administration Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Bank, such other reasonably comparable money rate service as Bank may select) or upon information obtained from any other reasonable procedure, as of [two Business Days prior to] the first day of a LIBO Rate Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Bank. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to the Borrower, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than monthly.

Exhibit 1.3 of this Agreement expresses an initial interest rate and an initial index value to five places to the right of the decimal point. This expression is done solely for convenience. The reference sources for the index used by Bank, as stated in this Agreement, may actually quote the index on any given day to as many as 5 places to the right of the decimal point. Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Agreement will be to 5 places to the right of the decimal point.”

(c)        Effective as of the date of this Amendment, the following definition in Section 1.1 of the Agreement, and references to the defined term, are deleted in their entirety:

“Unused Fee” has the meaning set forth in Section 2.6.

(d)        Effective as of the date of this Amendment, Section 2.6 of the Agreement is deleted in its entirety.

(e)        Effective as of the date of this Amendment, Section 2.11 of the Agreement is deleted in its entirety and replaced with the following:

2.11      LIBOR Transition. Notwithstanding anything to the contrary in this Agreement or the Loan Documents, following the occurrence of a LIBOR Transition Event, Bank may amend this Agreement to replace the LIBO Rate with a Replacement Index and, from time to time, Bank may amend this Agreement to make such technical, administrative or operational changes that Bank reasonably determines are appropriate to reflect the adoption of such Replacement Index and permit the administration thereof by Bank. Any amendment pursuant to this Section shall become effective upon written notice thereof to Borrower, without any further action or consent of Borrower. As used in this Section:

“LIBOR Transition Event” means (1) a public statement or publication of information by or on behalf of the administrator of the London interbank offered rate incorporated into the LIBO Rate (“LIBOR”) (or the U.S. Federal Reserve System or a regulatory supervisor, insolvency official, resolution authority, court or other entity with jurisdiction or authority over such administrator) that states that such administrator has ceased or will cease to provide LIBOR permanently or indefinitely; provided, that at such time there is no successor administrator that will continue to provide LIBOR or (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Replacement Index” means the sum of: (x) the alternate index rate (which may be based on the Secured Overnight Financing Rate) that has been selected by Bank and (y) the adjustment factor (which may be a positive or negative value or zero) that has been selected by Bank; provided, that the Replacement Index shall not be less than zero. In making such selections, Bank shall give due consideration to (i) any selection or recommendation by the Federal Reserve Board and/or the Federal Reserve Bank of New York (or a committee officially endorsed or convened thereby) or any successor thereto or (ii) any evolving or then-prevailing market convention for such rate or adjustment.

(f)        Effective as of the date of this Amendment, Section 2.12 is added to the Agreement:

2.12      Late Charge. If any payment of interest or principal due hereunder is not made within 20 days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five percent (5%) of such payment to defray part of the cost of collection and handling such late payment, provided that no late charge shall apply to the final payment of principal of the Loan due on the Maturity Date. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of three cents for each one dollar overdue is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

(g)        Effective as of the date of this Amendment, Section 3.12 is added to the Agreement:

3.12       Anti-Terrorism Laws. The Borrower has not and will not engage or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the prohibitions set forth in any Anti-Terrorism Law.

(h)         Effective as of the date of this Amendment, Section 3.13 is added to the Agreement:

3.13       Beneficial Ownership Certificate. Borrower represents that as of August 12, 2019, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(i)          Effective as of the date of this Amendment, Sections 5.10 and 5.11 are added to the Agreement:

5.10       Anti-Terrorism Laws. The Borrower has not and shall, at any time, directly or indirectly, whether through itself or its Affiliates or agents, (a) engage in any transaction with any Blocked Person, (b) engage in any transaction that violates federal or state sanctions laws, such as those issued by the Office of Foreign Asset Control; (c) engage or conspire to engage in any transaction that evades or avoids any of the prohibitions set forth in (a) and (b); or (d) fail to provide to the Bank any information requested from time to time by the Bank in its sole discretion, confirming the compliance of the Borrower with this section.

5.11       Beneficial Ownership Certificate and Other Additional Information. Borrower shall promptly provide information and documentation reasonably requested by Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, if applicable.

(j)          Effective as of the date of this Amendment, the following Exhibits, Schedules and Annexes relating to the Agreement, each of which is attached hereto, are made part of the Agreement, the currently in effect:

Exhibit 1.1 – Participating Funds

Exhibit 1.3 - Specific Terms

Exhibit 2.2 – Promissory Note

Exhibit 3.1 – Certificate of Borrower

Section 2.            Miscellaneous.

(a)         This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)         Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.

(c)         All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

(d)         Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(e)         This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.

CAPITOL SERIES TRUST on behalf and for the benefit of those Funds listed on Exhibit 1.1

By:
Name:	Matthew J. Miller
Title:	President

THE HUNTINGTON NATIONAL BANK

By:
Name:	Andrew M. Cardimen
Title:	Senior Vice President

EXHIBIT 1.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

CAPITOL SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

Date: March 15, 2019, as amended August 12, 2019

PARTICIPATING FUNDS

Fund	Date Added
Hedeker Strategic Appreciation Fund	March 15, 2019

EXHIBIT 1.3

TO REVOLVING CREDIT AGREEMENT

BETWEEN

CAPITOL SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

Fund: Hedeker Strategic Appreciation Fund

Date: March 15, 2019, as amended August 12, 2019

SPECIFIC TERMS

Capitalized terms not otherwise defined in this Exhibit have the meanings specified in the Revolving Credit Agreement. In the event of any inconsistency between this Exhibit and the Revolving Credit Agreement, this Exhibit will control.

Section 1      Definitions

Interest Rate means the interest rate per annum to be applied to the principal balance outstanding, from time to time, equal to the London Interbank Offered Rate (LIBO Rate) plus one hundred and thirty-seven and one-half (137.5) basis points (one hundred (100) and thirty-seven (37) and one-half (0.50) basis points being equal to 1.375% per annum).

Investment Adviser means Hedeker Wealth LLC.

Maturity Date means March 14, 2020.

Loan Amount means $5,000,000.

Maximum Amount means, on a per Fund basis, the lesser of: (i) $5,000,000 or (ii) 30% of the Fund’s daily market value.

Section 2.4   Payment of Interest

First Payment Date means the fifth day of the first month immediately following the date of the execution of a Note.

EXHIBIT 2.2

TO REVOLVING CREDIT AGREEMENT

BETWEEN

CAPITOL SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

PROMISSORY NOTE

Capitol Series Trust, on behalf and for the benefit of
Hedeker Strategic Appreciation Fund

Indianapolis, IN
$5,000,000	August 12, 2019

Capitol Series Trust, an Ohio business trust (the “Borrower”), on behalf and for the benefit of the Hedeker Strategic Appreciation Fund (the “Fund”), for value received, hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Bank”) at its offices, 45 North Pennsylvania Street, INHP22, Indianapolis, Indiana 46204, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) or the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower, whichever is less, pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between the Borrower and the Bank (as the same may be amended, restated or otherwise modified from time to time the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

The Borrower covenants that the funds borrowed by it from the Bank as evidenced by this Note shall be used solely for the benefit of the Fund.

The principal balance hereof outstanding from time to time shall bear interest at the Interest Rate in effect from time to time. Interest on each Loan will accrue daily, will be calculated based on a 360-day year and charged for the actual number of days the principal balance is outstanding. All outstanding principal and interest shall be payable in accordance with the terms of the Agreement. Upon and during the continuance of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), at a rate per annum equal to three percent (3%) above the Interest Rate, until paid, and whether before or after the entry of judgment hereon.

The principal amount of each Loan made by the Bank and the amount of each payment or prepayment made by the Borrower shall be recorded by the Bank on the schedules attached hereto or in the regularly maintained data processing records of the Bank. The aggregate unpaid principal amount of all Loans set forth in such schedules or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by the Bank to make any such entry shall not limit or otherwise affect the Borrower’s obligations under this Note or the Agreement.

This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement. This Note and the obligations evidenced hereby are secured by the Collateral described in the Pledge Agreement and are entitled to the benefits of the Pledge Agreement. The principal of this Note is payable and/or prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of the Borrower, and shall automatically be applied to reduce the amounts due to the Bank from the Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, the Bank shall refund to the Borrower such excess.

The Borrower and all endorsers, sureties, guarantors and other Persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.

This Note may not be changed orally, but only by an instrument in writing.

This Note is being delivered in, is intended to be performed in, shall be construed and enforced in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws. The Borrower agrees that the State and federal courts in Franklin County, Ohio or any other court in which the Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to the Borrower at its address described in the Notices section of the Agreement.

BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER ARISING OUT OF THIS NOTE.

Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Borrower in favor of the Bank for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The Borrower waives any conflict of interest that an attorney hired by the Bank may have in acting on the Borrower’s behalf in confessing judgment against the Borrower while such attorney is retained by the Bank. The Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorney’s fee being paid by the Bank or deducted from the proceeds of collection of this Note or Collateral security therefor.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

CAPITOL SERIES TRUST on behalf of Hedeker Strategic Appreciation Fund

By:	DO NOT SIGN - EXHIBIT

Name:

Title:

 EXHIBIT 3.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

CAPITOL SERIES TRUST

AND

THE HUNTINGTON NATIONAL BANK

FORM OF CERTIFICATE OF BORROWER

CAPITOL SERIES TRUST

CERTIFICATE OF BORROWER

re: Hedeker Strategic Appreciation Fund $5,000,000 Financing
From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of Capitol Series Trust, a Ohio business trust (the “Borrower”), and the undersigned does hereby further certify as follows:

1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Ohio.

2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.

3.	The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Matthew J. Miller	President	DO NOT SIGN - EXHIBIT
Matthew Beck	Secretary	DO NOT SIGN - EXHIBIT

4.	Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

 1

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.

6.	The Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Ohio.

7.	Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this _ day of August, 2019.

DO NOT SIGN – EXHIBIT

Matthew Beck, Secretary

The undersigned does hereby certify that he is the President of the Borrower, and does further certify that the signatory above is the Secretary of the Borrower, and that the signature set forth above is his true and customary signature.

DO NOT SIGN - EXHIBIT

Matthew J. Miller, President

 2

 PROMISSORY NOTE

Capitol Series Trust, on behalf and for the benefit of
Hedeker Strategic Appreciation Fund

Indianapolis, IN
$5,000,000	August 12, 2019

Capitol Series Trust, an Ohio business trust (the “Borrower”), on behalf and for the benefit of the Hedeker Strategic Appreciation Fund (the “Fund”), for value received, hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Bank”) at its offices, 45 North Pennsylvania Street, INHP22, Indianapolis, Indiana 46204, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) or the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower, whichever is less, pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between the Borrower and the Bank (as the same may be amended, restated or otherwise modified from time to time the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

The Borrower covenants that the funds borrowed by it from the Bank as evidenced by this Note shall be used solely for the benefit of the Fund.

The principal balance hereof outstanding from time to time shall bear interest at the Interest Rate in effect from time to time. Interest on each Loan will accrue daily, will be calculated based on a 360-day year and charged for the actual number of days the principal balance is outstanding. All outstanding principal and interest shall be payable in accordance with the terms of the Agreement. Upon and during the continuance of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), at a rate per annum equal to three percent (3%) above the Interest Rate, until paid, and whether before or after the entry of judgment hereon.

The principal amount of each Loan made by the Bank and the amount of each payment or prepayment made by the Borrower shall be recorded by the Bank on the schedules attached hereto or in the regularly maintained data processing records of the Bank. The aggregate unpaid principal amount of all Loans set forth in such schedules or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by the Bank to make any such entry shall not limit or otherwise affect the Borrower’s obligations under this Note or the Agreement.

This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement. This Note and the obligations evidenced hereby are secured by the Collateral described in the Pledge Agreement and are entitled to the benefits of the Pledge Agreement. The principal of this Note is payable and/or prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of the Borrower, and shall automatically be applied to reduce the amounts due to the Bank from the Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, the Bank shall refund to the Borrower such excess.

The Borrower and all endorsers, sureties, guarantors and other Persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.

This Note may not be changed orally, but only by an instrument in writing.

This Note is being delivered in, is intended to be performed in, shall be construed and enforced in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws. The Borrower agrees that the State and federal courts in Franklin County, Ohio or any other court in which the Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to the Borrower at its address described in the Notices section of the Agreement.

BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER ARISING OUT OF THIS NOTE.

Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Borrower in favor of the Bank for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The Borrower waives any conflict of interest that an attorney hired by the Bank may have in acting on the Borrower’s behalf in confessing judgment against the Borrower while such attorney is retained by the Bank. The Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorney’s fee being paid by the Bank or deducted from the proceeds of collection of this Note or Collateral security therefor.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

CAPITOL SERIES TRUST on behalf of Hedeker Strategic Appreciation Fund

By:

Name:	Matthew J. Miller

Title:	President

3